Five-Year Plan Sustainable Long-Term Growth WASO Reduction Margin Expansion Revenue Growth Low Single Digit Mid-Teens Low/Mid Single Digit Earnings Per Share Growth High Single Digit Mid-Teens+ Total Shareholder Return Expansion of CCF Comparable sales Additional concepts Flow thru on international Includes dividends This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov. EXHIBIT 99.2 February 11, 2015